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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Philips International Realty Corp.
             (Exact name of registrant as specified in its Charter)


                  Maryland                               13-3963667
         (State of Incorporation)                        (I.R.S. Employer
                                                         Identification No.)


      417 Fifth Avenue, New York, NY                               10016
  (Address of principal executive offices)                      (Zip code)



SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES: 333-41431


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (b) OF THE ACT:

                                      None
                     (Title of each class to be registered)


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12 (g) OF THE ACT:

                          Common Stock, $.01 Par Value
                     (Title of each class to be registered)






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ITEM 1.  Description of Registrant's Securities to be Registered

         Registrant's authorization capital stock consists of 150,000,000 shares of Common Stock and 30,000,000 shares of Preferred Stock. The description of the securities to be registered hereby is incorporated by reference to the description contained in the Registrant's Registration Statement No. 333-41431 on Form S-4 (the "Registration Statement"), as originally filed with the Securities and Exchange Commission (the "Commission") on December 3, 1997.

ITEM 2.  Exhibits

         In accordance with the Instructions as to the exhibits on Form 8-A, the following exhibits are incorporated by reference to the exhibits contained in the Registration Statement.

         Exhibit No.                  Description
         ----------------------------------------
         3.1                          Form of Amended and Restated Articles of
                                      Incorporation of the Company
         3.2                          Form of Articles Supplementary of Series
                                      A Preferred Stock
         3.3                          Form of Amended and Restated Bylaws of the
                                      Company
         3.5                          Form of Certificate of Common Stock





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                  Pursuant to the requirements of Section 12 of the Securities
         Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


December  4, 1997

                                 PHILIPS INTERNATIONAL REALTY CORP.


                                 By:  /s/ Philip Pilevsky
                                      ---------------------------------
                                      Name:  Philip Pilevsky
                                      Title:  Chairman of the Board and
                                                Chief Executive Officer